                          AGREEMENT AND PLAN OF MERGER
                              OF TRUEVISION, INC.,
                             A DELAWARE CORPORATION,
                                       AND
                                   RASTEROPS,
                            A CALIFORNIA CORPORATION



     THIS AGREEMENT AND PLAN OF MERGER dated as of October 27, 1995 (the "Agreement") is between Truevision, Inc., a Delaware corporation ("Truevision"), and RasterOps, a California corporation ("RasterOps"). Truevision and RasterOps are sometimes referred to herein as the "Constituent Corporations."


                                 R E C I T A L S


     A. Truevision is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 27,000,000 shares, 25,000,000 of which are designated "Common Stock," $0.001 par value, and 2,000,000 of which are designated "Preferred Stock," $0.001 par value. As of the date hereof, 100 shares of Common Stock were issued and outstanding, all of which were held by RasterOps and no shares of Preferred Stock were issued and outstanding.

     B. RasterOps is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 17,000,000 shares, 15,000,000 of which are designated "Common Stock," no par value, and 2,000,000 of which are designated "Preferred Stock," no par value. As of August 25, 1995, 12,395,545 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

     C. The Board of Directors of RasterOps has determined that, for the purpose of effecting the reincorporation of RasterOps in the State of Delaware, it is advisable and in the best interests of RasterOps and its shareholders that RasterOps merge with and into Truevision upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Truevision and RasterOps have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Truevision and RasterOps hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                   I.  MERGER

     1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, RasterOps shall be merged with and into Truevision (the "Merger"), the separate existence of RasterOps shall cease and Truevision shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Truevision shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Truevision, Inc.


     1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

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          (b)  All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."


     1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of RasterOps shall cease and Truevision, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger,
(ii) shall be subject to all actions previously taken by its and RasterOps' Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of RasterOps in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Truevision as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of RasterOps in the same manner as if Truevision had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.


                 II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Truevision as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 BYLAWS. The Bylaws of Truevision as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.


                       III.  MANNER OF CONVERSION OF STOCK

     3.1 RASTEROPS COMMON STOCK. Upon the Effective Date of the Merger, each share of RasterOps Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

     3.2  RASTEROPS OPTIONS AND CONVERTIBLE SECURITIES.

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of RasterOps under the warrants to purchase Common Stock then outstanding, the option plans and all other employee benefit plans of RasterOps. Each outstanding and unexercised option, or other right to purchase, or security convertible into, RasterOps Common Stock (a "Right") shall become an option, or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of RasterOps Common Stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such RasterOps Right at the Effective Date of the
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Merger.  This Section 3.2(a) shall not apply to outstanding shares of RasterOps
Common Stock.  Such Common Stock is subject to Section 3.1 hereof.

          (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and convertible securities equal to the number of shares of RasterOps Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 TRUEVISION COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Truevision issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Truevision, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of RasterOps Common Stock may, at such stockholder's option, surrender the same for cancellation to First Interstate Bank, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of RasterOps Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of RasterOps Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of RasterOps so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of Truevision stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Truevision that such tax has been paid or is not payable.


                                  IV.  GENERAL

     4.1  Intentionally left blank


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     4.2  FURTHER ASSURANCES.  From time to time, as and when required by
Truevision or by its successors or assigns, there shall be executed and delivered on behalf of RasterOps such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Truevision the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of RasterOps and otherwise to carry out the purposes of this Agreement, and the officers and directors of Truevision are fully authorized in the name and on behalf of RasterOps or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either RasterOps or of Truevision, or of both, notwithstanding the approval of this Agreement by the shareholders of RasterOps or by the sole stockholder of Truevision, or by both.

     4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2500 Walsh Avenue, Santa Clara, California 95051 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Truevision, Inc., a Delaware corporation, and RasterOps, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                   TRUEVISION, INC.,
                                   a Delaware corporation


                                   By: /s/ Louis J. Doctor
                                      ---------------------------------------
                                        Louis J. Doctor
                                        President and Chief Executive Officer


/s/ R. John Curson
-----------------------------------
R. John Curson
Senior Vice President, Chief
Financial Officer and Secretary


                                   RASTEROPS,
                                   a California corporation


                                   By: /s/ Louis J. Doctor
                                      ---------------------------------------
                                        Louis J. Doctor
                                        President and Chief Executive Officer


/s/ R. John Curson
-----------------------------------
R. John Curson
Senior Vice President, Chief
Financial Officer and Secretary




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